UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2003

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Smith Ranch Road San Rafael, California		94903

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 472-2211

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     Filed as exhibit 99.1 hereto is the registrant’s press release, dated July 31, 2003, announcing that the registrant intends to offer approximately $350 million aggregate principal amount (excluding any option for the initial purchasers to the offering to purchase additional Notes (as defined below)) of senior convertible notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

     Filed as exhibit 99.2 hereto is the registrant’s press release, dated July 31, 2003, announcing that the registrant priced its offering of $350 million aggregate principal amount of the Notes (excluding the option for the initial purchasers to the offering to purchase an additional $50 million aggregate principal amount of Notes) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Item 7. Financial Statements and Exhibits.

          (c) Exhibits.

Exhibit No.	Description

99.1	Press release of Fair Isaac Corporation dated July 31, 2003

99.2	Press release of Fair Isaac Corporation dated July 31, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: August 1, 2003	By:	/s/ Russell C. Clark

	Name:	Russell C. Clark
	Title:	Vice President, Finance and Corporate Controller

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of Fair Isaac Corporation dated July 31, 2003

99.2	Press Release of Fair Isaac Corporation dated July 31, 2003